EXHIBIT 3.2

BYLAWS

OF

ENCORE MEDICAL CORPORATION

ARTICLE I

OFFICES

1.1 Registered Office and Registered Agent. Encore Medical Corporation (the “Corporation”) shall maintain a registered office and registered agent within the State of Delaware which may be changed by the Board of Directors (hereinafter referred to as the “Board of Directors” or the “Board”) from time to time.

1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS MEETINGS

2.1 Place of Meetings. All meetings of the shareholders of the Corporation shall be held within or without the State of Delaware as may be designated by the Board of Directors or the President, or, if not designated, at the principal office of the Corporation.

2.2 Annual Meeting. An annual meeting of the shareholders shall be held at such date and such time as the Board of Directors may from time to time determine, at a time and place designated by the Board of Directors, for the election of Directors and for the transaction of other business as may properly be brought before the meeting.

2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be convened if called by the Chief Executive Officer, President, by a resolution of the Board of Directors, or if requested in writing by the holders of not less than 30% of all the shares entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the Chief Executive Officer, President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.

2.4 Notice of Meetings. Written notice stating the place, day, and hour of any meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date named for the meeting, either personally or by first-class United States mail, by or at the direction of the Chief Executive Officer, President, the Secretary, or the officer or persons calling the meeting, unless other notice provisions are required by law in a particular case. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at that shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.5 Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in paragraph 2.4 above, to each shareholder of record on the new record date who is entitled to vote at such meeting.

2.6 Waiver of Notice. Whenever notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before, during, or after the time stated in the waiver, shall be the equivalent of the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice.

2.7 Record Date. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix in advance a record date. Such date shall not be more than sixty (60) nor less than ten (10) days prior to (i) the date of any such meeting; (ii) the effective date of such corporate action; (iii) the date of such payment; or (iv) any other action.

In the absence of a record date fixed by the Board of Directors: (i) the record date for determining the shareholders entitled to notice of, or to vote at, a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given or if notice is waived, at the close of business on the day preceding the day on which the meeting is held; (ii) the record date for determining the shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware; and (iii) the record date for determining who are the shareholders of record for any other purpose shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of the shareholders shall apply to any adjournment of the meeting provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.8 Shareholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present at a properly held meeting of the shareholders, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the subject matter under consideration, shall be the act of the shareholders, unless a different vote is required by law or the Corporation’s Certificate of Incorporation. After a quorum has been established at a shareholders meeting, the subsequent withdrawal of shareholders or their proxies, reducing the number of shares represented and entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

2.9 Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or a shareholder’s duly authorized attorney-in-fact,

may authorize another person or persons to act for that shareholder by proxy in accordance with the provisions of the Delaware General Corporation Law as then in effect (“DGCL”).

2.10 Action by Shareholders Without a Meeting. Shareholder action may be taken by written consent in lieu of a meeting in accordance with the provisions of the DGCL.

ARTICLE III

DIRECTORS

3.1 Function. Except as otherwise provided in the DGCL or in the Corporation’s Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

3.2 Qualification. Directors need not be residents of Delaware nor shareholders of the Corporation; however, each Director shall meet such qualifications as may be set forth in the Corporation’s Certificate of Incorporation and in the DGCL.

3.3 Compensation. The Board of Directors shall have authority to fix the compensation of directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.4 Number. The number of members of the Board of Directors shall be one or more as may be determined from time to time by the Board of Directors or by the shareholders, which number shall initially be four (4). In no case shall any decrease in the number of directorships shorten the term of any incumbent director.

3.5 Removal of Directors. Any Director, or the entire Board of Directors, may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, in accordance with the provisions of the DGCL.

3.6 Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, although less than a quorum of the Board of Directors.

3.7 Quorum and Voting. A majority of the number of Directors fixed in accordance with these Bylaws and the Corporation’s Certificate of Incorporation shall constitute a quorum for the transaction of business. Subject to other provisions of these Bylaws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting were announced at the time of the adjournment, to the other Directors.

3.8 Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors.

3.9 Place of Meetings. Regular or special meetings of the Board of Directors may be held within or without the State of Delaware.

3.10 Time, Notice and Call of Meetings

3.10.1. Regular meetings of the Board of Directors shall be held immediately following the annual meeting of shareholders each year; regular meetings may be held at such other times as the Board of Directors may fix; special meetings may be held at such times as called by the Chairman of the Board, the President of the Corporation or a majority of the Directors. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by personal delivery or by first-class United States mail, telegram, or cablegram at least two (2) days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Director at that Director’s address, with postage thereon prepaid.

3.10.2. Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before, during or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because of the meeting is not lawfully called or convened.

3.10.3 Members of the Board of Directors may participate in a meeting of such Board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation of such means shall constitute presence in person at a meeting.

3.11 Action Without a Meeting. Any action required to be taken, or which may be taken, at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall be filed with the minutes of proceedings of the Board of Directors.

ARTICLE IV

OFFICERS

4.1 Officers. The Board of Directors shall determine from time to time the offices of this Corporation, which shall consist of Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer and may consist of Vice Presidents, Assistant Secretary and Assistant Treasurer, and such other offices as may be determined from time to time by the Board of Directors. Any two or more offices may be held by the same person. The officers shall be elected by the Board of Directors and shall meet such qualifications as shall be determined by the Board of Directors under the authority of the Corporation’s Certificate of Incorporation and of the laws of the State of Delaware.

4.2 Duties. Except as may be modified from time to time by the Board of Directors, the powers and duties of the officers shall be as follows:

4.2.1 The Chairman of the Board, if one be elected, shall preside at all meetings of shareholders and of the Board of Directors, and he shall have the powers and perform the duties usually pertaining to such office, and shall have such other powers and perform such other duties as may be from to time prescribed by the Board of Directors.

4.2.2 Subject to the control of the Board of Directors of the Corporation and subject to the supervisory powers, if any, as may be assigned by the Board of Directors of the Corporation to the Chairman of the Board, if such an officer shall be elected, the Chief Executive Officer shall be the chief executive officer of the Corporation and in general shall supervise and control the business and affairs of the Corporation. The Chief Executive Officer shall perform such other duties as usually appertain to the office of the chief executive officer, except for any duties expressly delegated to other persons by these Bylaws or the Board, and such other duties as may be prescribed by the stockholders or the Board from time to time. In the absence of a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board and of the stockholders of the Corporation. The Chief Executive Officer shall formulate and submit to the Board matters of general policy for the Corporation and shall keep the Board fully informed as they or any of them shall request and shall consult the Board concerning the business of the Corporation. The Chief Executive Officer shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board. The Chief Executive Officer shall vote, or shall give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation.

4.2.3 The President shall be the chief operating officer of the Corporation, and shall have general and active management of the business and affairs of the Corporation, under the direction of the Board of Directors. If there is no Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. In the absence of the Chairman of the Board and Chief Executive Officer, or if there shall be no such officer, the President shall preside at all meetings of shareholders and of the Board of Directors at which he is present.

4.2.4 Vice Presidents acting under the direction of the President shall have such powers and perform such duties as usually pertain to such office or as are properly required of them by the Board of Directors. In the absence or disability of the President, the Vice

President(s) (in order of their seniority) shall perform the duties and exercise the powers of the President.

4.2.5 The Secretary shall have custody of, and maintain, all the corporate records except the financial records, and shall record the minutes of all meetings of the shareholders and the Board of Directors and its committees, send all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or the President.

4.2.6 The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

4.2.7 The Assistant Secretaries and Assistant Treasurers, if any such officers shall be elected, shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, if any, respectively, or by the Chairman of the Board, if any, the Chief Executive Officer, if any, President, or the Board.

4.3 Term of Office. Unless otherwise provided at the time of his election, each person named as an officer of the Corporation by the Board of Directors shall hold office until the meeting of the Board of Directors following or concurrent with the next succeeding annual meeting of the shareholders, and until his successor shall have been elected and qualified; or until his earlier resignation, removal from office, or death. The foregoing shall not be deemed to limit the liability of the Corporation under any employment or other contract between the Corporation and any officer.

4.4 Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed for cause by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, however, such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5 Vacancies. Any vacancy, however occurring, in any office may be filled by the Board of Directors.

ARTICLE V

STOCK CERTIFICATES

5.1 Authorization. The Corporation may issue shares of stock authorized by and in accordance with its Certificates of Incorporation, as same may be amended from time to time, and none other. Shares may be issued originally only pursuant to a resolution adopted by the Board of Directors. No shares may be validly issued or transferred in violation of any provision of these Bylaws or in violation of any agreement, to which the Corporation is a party, respecting the issuance or transfer of shares.

5.2 Issuance. Every holder of shares in the Corporation shall be entitled to have a certificate representing all shares to which that holder is entitled. No certificate shall be issued for any share until such share is fully paid.

5.3 Signatures. Certificates representing shares in this Corporation shall be signed by the Chairman of the Board, Chief Executive Officer, President, or Vice-President and the Secretary or Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers signing certificates may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation or an employee of the Corporation. In case any officer who has signed a certificate shall cease to be an officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.

5.4 Form. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Delaware; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate or a statement that the shares are without par value.

5.5 Transfer of Stock. Subject to applicable law, shares of stock of the Corporation may be transferred on its books upon the surrender to the Corporation or its transfer agent or the certificates representing such shares, if any, duly endorsed or accompanied by a written assignment or power of attorney duly executed and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. In that event, the surrendered certificates shall be cancelled, new certificates issued to the persons entitled to them, if any, and the transaction recorded on the books of the Corporation.

5.6 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new stock certificate duplicating any certificate previously issued, if the holder of record of the certificate: (i) submits proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (ii) requests the issuance of a new certificate, before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (iii) gives bond, in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made on account of the alleged loss, destruction, or theft of such certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VI

GENERAL PROVISIONS

6.1 Dividends. Dividends upon the shares of the Corporation may be declared by the Board of Directors, from time to time, at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Corporation’s Certificate of Incorporation and the provisions of the DGCL.

6.2 Reserves. The Directors may set apart out of any funds of the Corporation legally available for dividends such sum or sums as the Board of Directors, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interests of the Corporation, and the Directors may modify or abolish any such reserve.

6.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

6.4 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise.

ARTICLE VII

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

7.1 Indemnification: Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative

(other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ and other legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 Indemnification: Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ and other legal fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

7.3 Mandatory Indemnification. To the extent that a director or officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2 of this Article VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Authorization for Indemnification. Any indemnification under Sections 7.1 and 7.2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1 and 7.2 of this Article VII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even, if obtainable, a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

7.5 Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

7.8 Definitions. For purposes of this Article VII, the following terms shall have the following meanings:

(a) references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

(b) references to “other enterprises” shall include employee benefit plans;

(c) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(d) references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and

(e) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the interests of the Corporation” as referred to in this Article VII.

ARTICLE VIII

AMENDMENTS

8.1 Subject to repeal or change by action of the shareholders, the Board of Directors may amend, supplement or repeal these Bylaws or adopt new Bylaws and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered.